Exhibit 99.1

Contacts:
PR/Media Inquiries: Sarah Comstock Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC Westwicke – ICR
+1-801-432-2864	+1-443-213-0509
sarah.comstock@merit.com	mike.piccinino@westwicke.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS THIRD QUARTER 2024 RESULTS AND RAISES FULL-YEAR GUIDANCE

Third Quarter 2024 Highlights†

●	Reported revenue of $339.8 million, up 7.8%
●	Constant currency revenue* and constant currency revenue, organic* up 7.9% and up 5.7%, respectively
●	GAAP operating margin of 11.0%, compared to 11.1% in prior year period
●	Non-GAAP operating margin* of 19.2%, compared to 17.4% in prior year period
●	GAAP EPS $0.48, up 8.0%, and non-GAAP EPS* $0.86, up 21.1%
●	Generated free cash flow* $120 million over the first nine months of 2024, up 116% year-over-year
●	Completed the acquisition of certain assets from EndoGastric Solutions, Inc., which included the EsophyX® Z+, a device intended for the treatment of chronic gastroesophageal reflux disease
●	Announced positive 6-month findings from a pivotal trial relating to the WrapsodyTM Cell-Impermeable Endoprosthesis** device, which is intended to extend long-term vessel patency in dialysis patients
●	Entered into an asset purchase agreement for the acquisition of the lead management portfolio of medical devices and certain related assets from Cook Medical Holdings LLC; closing of the acquisition is expected to occur on November 1, 2024

† Comparisons noted in the bullet points are calculated for the current quarter compared with the third quarter of 2023 unless otherwise specified. Amounts in this presentation are rounded while percentages are calculated from the underlying amounts.

* Constant currency revenue; constant currency revenue, organic; non-GAAP gross profit and margin; non-GAAP operating income and margin; non-GAAP net income; non-GAAP EPS; and free cash flow figures (used here and below) are non-GAAP financial measures. A reconciliation of these financial measures to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

** The WRAPSODY Cell-Impermeable Endoprosthesis device is not approved or available for commercial distribution in the United States. For additional information, see the heading “WRAPSODY Cell-Impermeable Endoprosthesis” below.

SOUTH JORDAN, Utah, October 30, 2024 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading global manufacturer and marketer of healthcare technology, today announced revenue of $339.8 million for the quarter ended September 30, 2024, an increase of 7.8% compared to the quarter ended September 30, 2023. Constant currency revenue for the third quarter of 2024 increased 7.9% compared to the prior year period and increased 5.7% compared to the prior year period on a constant currency revenue, organic, basis.

“We delivered better-than-expected financial results in the third quarter, reflecting continued strong execution,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “Our constant currency, organic, revenue and our constant currency total revenue modestly exceeded the high-end of our expectations in the third quarter. We delivered impressive year-over-year improvements in our non-GAAP operating margin and our non-GAAP earnings per share, which increased 180 basis points and 21%, respectively, year-over-year. We also delivered strong free cash flow generation in the third quarter and have generated more than $120 million over the first nine months of 2024, representing an increase of 116% year-over-year.”

Mr. Lampropoulos continued: “We are confident in our team’s ability to deliver our financial guidance for fiscal year 2024, which we have updated to reflect the stronger-than-expected organic growth and profitability results to-date. Our updated guidance continues to assume the forecasted impacts from the acquisition of EndoGastric Solutions on July 1, 2024 and the projected impacts from our acquisition of assets from Cook Medical announced on September 17, 2024 following the expected closing date of November 1, 2024. We are focused on delivering continued strong execution, stable constant currency growth, improving profitability and solid free cash flow in 2024, as well as continued progress in our Continued Growth Initiatives Program and related financial targets for the three-year period ending December 31, 2026.”

Merit’s revenue by operating segment and product category for the three and nine-month periods ended September 30, 2024 and 2023 was as follows (unaudited; in thousands, except for percentages):

	Three Months Ended
	Reported				Constant Currency *
	September 30,			Impact of foreign	September 30,
	2024	2023	% Change	exchange	2024	% Change
Cardiovascular
Peripheral Intervention	$137,932	$128,385	7.4%	$303	$138,235	7.7%
Cardiac Intervention	90,769	89,106	1.9%	(19)	90,750	1.8%
Custom Procedural Solutions	50,768	48,624	4.4%	4	50,772	4.4%
OEM	43,386	39,969	8.5%	(21)	43,365	8.5%
Total	322,855	306,084	5.5%	267	323,122	5.6%

Endoscopy
Endoscopy Devices	16,990	9,146	85.8%	14	17,004	85.9%

Total	$339,845	$315,230	7.8%	$281	$340,126	7.9%

	Nine Months Ended
	Reported				Constant Currency *
	September 30,			Impact of foreign	September 30,
	2024	2023	% Change	exchange	2024	% Change
Cardiovascular
Peripheral Intervention	$411,805	$368,077	11.9%	$1,700	$413,505	12.3%
Cardiac Intervention	275,320	268,209	2.7%	2,186	277,506	3.5%
Custom Procedural Solutions	149,978	145,709	2.9%	1,042	151,020	3.6%
OEM	126,941	123,340	2.9%	2	126,943	2.9%
Total	964,044	905,335	6.5%	4,930	968,974	7.0%

Endoscopy
Endoscopy Devices	37,312	27,516	35.6%	76	37,388	35.9%

Total	$1,001,356	$932,851	7.3%	$5,006	$1,006,362	7.9%

Merit’s GAAP gross margin for the third quarter of 2024 was 46.4%, compared to GAAP gross margin of 45.1% for the third quarter of 2023. Merit’s non-GAAP gross margin* for the third quarter of 2024 was 50.9%, compared to non-GAAP gross margin* of 49.8% for the third quarter of 2023.

Merit’s GAAP net income for the third quarter of 2024 was $28.4 million, or $0.48 per share, compared to GAAP net income of $25.8 million, or $0.44 per share, for the third quarter of 2023. Merit’s non-GAAP net income* for the third quarter of 2024 was $51.2 million, or $0.86 per share, compared to non-GAAP net income* of $41.4 million, or $0.71 per share, for the third quarter of 2023.

As of September 30, 2024, Merit had cash and cash equivalents of $523.1 million, total debt obligations of $770.5 million, and had issued letter of credit guarantees of $2.4 million, with additional available borrowings of approximately $697 million under the Amended Fourth A&R Credit Agreement, compared to cash and cash equivalents of $587 million, total debt obligations of $846.6 million, and had issued letter of credit guarantees of $2.7 million under the Amended Fourth A&R Credit Agreement, with additional available borrowings of approximately $626 million as of December 31, 2023.

Updated Fiscal Year 2024 Financial Guidance

Based upon the information currently available to Merit’s management, for the year ending December 31, 2024, after giving effect to the projected contribution of the assets Merit proposes to acquire from Cook Medical Holdings LLC (“Cook Medical”), assuming the proposed acquisition closes on or about November 1, 2024, and absent material acquisitions, non-recurring transactions or other factors beyond Merit’s current expectations, Merit anticipates the following financial results:

Revenue and Earnings Guidance*

	Updated Guidance(1)		Prior Guidance(2)
Financial Measure	Year Ending	% Change	Year Ending	% Change
	December 31, 2024	Y/Y	December 31, 2024	Y/Y

Net Sales	$1.344 - $1.352 billion	6.9% - 7.6%	$1.339 - $1.351 billion	6.5% - 7.5%
Cardiovascular Segment	$1.289 - $1.296 billion	5.6% - 6.2%	$1.285 - $1.295 billion	5.3% - 6.1%
Endoscopy Segment	$55 - $56 million	49% - 52%	$54 - $56 million	45% - 52%

Non-GAAP
Earnings Per Share	$3.33 - $3.38	17% - 19%	$3.25 - $3.34	14% - 17%

*Percentage figures approximated; dollar figures may not foot due to rounding

2024 Net Sales Guidance - % Change from Prior Year (Constant Currency) Reconciliation*

	Updated Guidance(1)		Prior Guidance(2)
	Low	High	Low	High
2024 Net Sales Guidance - % Change from Prior Year (GAAP)	6.9%	7.6%	6.5%	7.5%
Estimated impact of foreign currency exchange rate fluctuations	0.6%	0.6%	0.7%	0.7%
2024 Net Sales Guidance - % Change from Prior Year (Constant Currency)	7.4%	8.1%	7.2%	8.2%

*Percentage figures approximated and may not foot due to rounding

(1)	“Updated Guidance” reflects Merit’s updated full-year 2024 financial guidance as of October 30, 2024, and continues to include the projected impacts of the proposed acquisition of assets from Cook Medical from a projected closing date of November 1, 2024 through December 31, 2024, previously announced on September 17, 2024.
(2)	“Prior Guidance” reflects Merit’s full-year 2024 financial guidance, previously introduced on August 1, 2024, plus the projected impacts from a projected closing date of November 1, 2024 through December 31, 2024 of the proposed acquisition of assets from Cook Medical announced on September 17, 2024.

Merit does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures (other than revenue) because Merit is unable to predict with reasonable certainty the financial impact of various items which could impact Merit’s future financial results, such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, performance-based stock compensation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, Merit is unable to address the significance of the unavailable information, which could be material to future results. Specifically, Merit is not, without unreasonable effort, able to reliably predict the impact of these items and Merit believes inclusion of a reconciliation of these forward-looking non-GAAP measures to their GAAP counterparts could be confusing to investors or cause undue reliance.

Merit’s financial guidance for the year ending December 31, 2024 is subject to risks and uncertainties identified in this release and Merit’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

CONFERENCE CALL

Merit will hold its investor conference call today, Wednesday, October 30, 2024, at 5:00 p.m., Eastern Time. To access the conference call, please pre-register using the following link. Registrants will receive confirmation with dial-in details. A live webcast and slide deck will also be available at merit.com.

WRAPSODY Cell-Impermeable Endoprosthesis

The Merit WRAPSODY Cell-Impermeable Endoprosthesis is not approved or available for commercial distribution in the United States and may not be approved or available for sale or use in other countries. In the United States, the device is being used under an Investigational Device Exemption from the US Food and Drug Administration (FDA). Findings from the WRAPSODY Arteriovenous Access Efficacy (WAVE) pivotal trial expand on results from the first-in-human study (WRAPSODY FIRST) and support the Premarket Approval application to the FDA for commercial use in the United States. The device is available in Brazil and in the European Union. For additional information on Merit’s WAVE study, please visit: https://clinicaltrials.gov/ct2/show/NCT04540302.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,
	2024	December 31,
	(Unaudited)	2023
ASSETS
Current Assets
Cash and cash equivalents	$523,128	$587,036
Trade receivables, net	189,831	177,885
Other receivables	15,325	10,517
Inventories	310,527	303,871
Prepaid expenses and other assets	27,105	24,286
Prepaid income taxes	4,216	4,016
Income tax refund receivables	8,185	859
Total current assets	1,078,317	1,108,470

Property and equipment, net	389,653	383,523
Intangible assets, net	372,164	325,883
Goodwill	399,448	382,240
Deferred income tax assets	7,253	7,288
Operating lease right-of-use assets	68,867	63,047
Other assets	62,382	54,793
Total Assets	$2,378,084	$2,325,244

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$60,808	$65,944
Accrued expenses	127,255	120,447
Current operating lease liabilities	11,469	12,087
Income taxes payable	1,547	5,086
Total current liabilities	201,079	203,564

Long-term debt	750,505	823,013
Deferred income tax liabilities	5,571	5,547
Long-term income taxes payable	347	347
Liabilities related to unrecognized tax benefits	1,912	1,912
Deferred compensation payable	19,218	17,167
Deferred credits	1,527	1,605
Long-term operating lease liabilities	57,178	56,259
Other long-term obligations	17,341	13,830
Total liabilities	1,054,678	1,123,244

Stockholders' Equity
Common stock	669,207	638,150
Retained earnings	667,594	575,184
Accumulated other comprehensive loss	(13,395)	(11,334)
Total stockholders' equity	1,323,406	1,202,000
Total Liabilities and Stockholders' Equity	$2,378,084	$2,325,244

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net sales	$339,845	$315,230	$1,001,356	$932,851
Cost of sales	182,310	173,031	531,006	499,508
Gross profit	157,535	142,199	470,350	433,343

Operating expenses:
Selling, general and administrative	99,644	86,854	288,657	277,925
Research and development	20,527	19,646	62,272	61,089
Impairment charges	—	—	—	270
Contingent consideration expense	103	562	292	2,177
Acquired in-process research and development	—	—	—	1,550
Total operating expenses	120,274	107,062	351,221	343,011

Income from operations	37,261	35,137	119,129	90,332

Other income (expense):
Interest income	6,652	181	21,489	533
Interest expense	(7,501)	(4,841)	(23,226)	(10,534)
Other income (expense) — net	245	(255)	(544)	291
Total other expense — net	(604)	(4,915)	(2,281)	(9,710)

Income before income taxes	36,657	30,222	116,848	80,622

Income tax expense	8,213	4,388	24,438	13,840

Net income	$28,444	$25,834	$92,410	$66,782

Earnings per common share
Basic	$0.49	$0.45	$1.59	$1.16
Diluted	$0.48	$0.44	$1.57	$1.14

Weighted average shares outstanding
Basic	58,231	57,682	58,110	57,525
Diluted	59,537	58,375	58,948	58,345

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$92,410	$66,782
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74,093	66,359
Write-off of certain intangible assets and other long-term assets	401	461
Amortization of right-of-use operating lease assets	9,043	8,621
Fair value adjustments related to contingent consideration liabilities	292	2,177
Acquired in-process research and development	—	1,550
Stock-based compensation expense	18,958	15,346
Other adjustments	4,569	5,427
Changes in operating assets and liabilities, net of acquisitions and divestitures	(47,711)	(83,823)
Total adjustments	59,645	16,118
Net cash, cash equivalents, and restricted cash provided by operating activities	152,055	82,900

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(31,668)	(27,151)
Issuance of note receivables	(6,662)	—
Cash paid in acquisitions and investments, net of cash acquired	(113,743)	(138,278)
Other investing, net	(2,133)	(1,575)
Net cash, cash equivalents, and restricted cash used in investing activities	(154,206)	(167,004)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	15,424	11,446
Proceeds from (payments on) long-term debt	(76,063)	88,875
Long-term debt issuance costs	—	(5,240)
Contingent payments related to acquisitions	(209)	(3,502)
Payment of taxes related to an exchange of common stock	(1,592)	(5,123)
Net cash, cash equivalents, and restricted cash provided by (used in) financing activities	(62,440)	86,456
Effect of exchange rates on cash	724	(2,181)
Net increase (decrease) in cash, cash equivalents and restricted cash	(63,867)	171

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of period	589,144	60,558
End of period	$525,277	$60,729

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	523,128	58,673
Restricted cash reported in prepaid expenses and other current assets	2,149	2,056
Total cash, cash equivalents and restricted cash	$525,277	$60,729

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that the non-GAAP financial measures referenced in this release may provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue;
●	constant currency revenue, organic;
●	non-GAAP gross profit and margin;
●	non-GAAP operating income and margin;
●	non-GAAP net income;
●	non-GAAP earnings per share; and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP gross profit and margin, non-GAAP operating income and margin, non-GAAP net income, and non-GAAP earnings per share (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliations of its non-GAAP financial measures to their most directly comparable GAAP financial measures included herein, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. dollar. The constant currency revenue adjustments of $0.3 million and $5.0 million to reported revenue for the three and nine-month periods ended September 30, 2024, respectively, were calculated using the applicable average foreign exchange rates for the three and nine-month periods ended September 30, 2023.

Constant Currency Revenue, Organic

Merit’s constant currency revenue, organic, is defined, with respect to prior fiscal year periods, as GAAP revenue. With respect to current fiscal year periods, constant currency revenue, organic, is defined as constant currency revenue (as defined above), less revenue from certain acquisitions. For the three-month period ended September 30, 2024, Merit’s constant currency revenue, organic, excludes revenues attributable to assets acquired from EndoGastric Solutions, Inc. (“EGS”) in July 2024. For the nine-month period ended September 30, 2024, Merit’s constant currency revenue, organic, excludes revenues attributable to assets acquired from EGS in July 2024 as well as certain assets acquired from AngioDynamics, Inc. (“AngioDynamics”) in June 2023.

Non-GAAP Gross Profit and Margin

Non-GAAP gross profit is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and inventory mark-up related to acquisitions. Non-GAAP gross margin is calculated by dividing non-GAAP gross profit by reported net sales.

Non-GAAP Operating Income and Margin

Non-GAAP operating income is calculated by adjusting GAAP operating income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, performance-based stock compensation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations, as well as other items referenced in the tables below. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by reported net sales.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income for the items set forth in the definition of non-GAAP operating income above, as well as for expenses related to debt issuance costs and other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP, less capital expenditures for property and equipment calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Non-GAAP Financial Measure Reconciliations

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP financial measures to Merit’s corresponding financial measures prepared in accordance with GAAP, in each case, for the three and nine-month periods ended September 30, 2024 and 2023. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of approximately $3.1 million and $3.4 million for the three-month periods ended September 30, 2024 and 2023, respectively and $9.6 million and $9.2 million for the nine-month periods ended September 30, 2024 and 2023, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Three Months Ended
	September 30, 2024
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$36,657	$(8,213)	$28,444	$0.48

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	14,896	(3,522)	11,374	0.19
Inventory mark-up related to acquisitions	559	(132)	427	0.01
Operating Expenses
Contingent consideration expense	103	(6)	97	0.00
Amortization of intangibles	2,038	(482)	1,556	0.03
Performance-based share-based compensation (b)	3,736	(609)	3,127	0.05
Corporate restructuring (c)	2,084	(492)	1,592	0.03
Acquisition-related	2,351	(555)	1,796	0.03
Medical Device Regulation expenses (d)	1,983	(468)	1,515	0.03
Other (e)	125	(30)	95	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	1,477	(349)	1,128	0.02

Non-GAAP net income	$66,009	$(14,858)	$51,151	$0.86

Diluted shares				59,537

	Three Months Ended
	September 30, 2023 (a)
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$30,222	$(4,388)	$25,834	$0.44

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	13,120	(3,154)	9,966	0.17
Inventory mark-up related to acquisitions	1,741	(418)	1,323	0.02
Operating Expenses
Contingent consideration expense	562	(123)	439	0.01
Amortization of intangibles	2,329	(560)	1,769	0.03
Performance-based share-based compensation (b)	2,403	(344)	2,059	0.04
Acquisition-related	107	(26)	81	0.00
Medical Device Regulation expenses (d)	2,444	(587)	1,857	0.03
Other (e)	(2,946)	707	(2,239)	(0.04)
Other (Income) Expense
Amortization of long-term debt issuance costs	425	(102)	323	0.01

Non-GAAP net income	$50,407	$(8,995)	$41,412	$0.71

Diluted shares				58,375

Note: Certain per-share impacts may not sum to totals due to rounding.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited; in thousands except per share amounts)

	Nine Months Ended
	September 30, 2024 (a)
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$116,848	$(24,438)	$92,410	$1.57

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	40,827	(9,654)	31,173	0.53
Inventory mark-up related to acquisitions	559	(132)	427	0.01
Operating Expenses
Contingent consideration expense	292	(31)	261	0.00
Amortization of intangibles	5,546	(1,312)	4,234	0.07
Performance-based share-based compensation (b)	9,396	(1,466)	7,930	0.13
Corporate restructuring (c)	2,030	(479)	1,551	0.03
Acquisition-related	3,610	(852)	2,758	0.05
Medical Device Regulation expenses (d)	6,120	(1,445)	4,675	0.08
Other (e)	302	(72)	230	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	4,431	(1,046)	3,385	0.06

Non-GAAP net income	$189,961	$(40,927)	$149,034	$2.53

Diluted shares				58,948

	Nine Months Ended
	September 30, 2023 (a)
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$80,622	$(13,840)	$66,782	$1.14

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	35,184	(8,460)	26,724	0.46
Inventory mark-up related to acquisitions	2,001	(480)	1,521	0.03
Operating Expenses
Contingent consideration expense	2,177	(121)	2,056	0.04
Impairment charges	270	—	270	0.00
Amortization of intangibles	5,959	(1,436)	4,523	0.08
Performance-based share-based compensation (b)	6,067	(771)	5,296	0.09
Corporate restructuring (c)	7,203	(1,729)	5,474	0.09
Acquisition-related	5,218	(1,253)	3,965	0.07
Medical Device Regulation expenses (d)	9,112	(2,187)	6,925	0.12
Other (e)	(1,309)	314	(995)	(0.02)
Other (Income) Expense
Amortization of long-term debt issuance costs	1,054	(253)	801	0.01

Non-GAAP net income	$153,558	$(30,216)	$123,342	$2.11

Diluted shares				58,345

Note: Certain per-share impacts may not sum to totals due to rounding.

Reconciliation of Reported Operating Income to Non-GAAP Operating Income

(Unaudited, in thousands except percentages)

	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
	September 30, 2024		September 30, 2023 (a)		September 30, 2024 (a)		September 30, 2023 (a)
	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$339,845		$315,230		$1,001,356		$932,851

GAAP Operating Income	37,261	11.0%	35,137	11.1%	119,129	11.9%	90,332	9.7%
Cost of Sales
Amortization of intangibles	14,896	4.4%	13,120	4.2%	40,827	4.1%	35,184	3.8%
Inventory mark-up related to acquisitions	559	0.2%	1,741	0.6%	559	0.1%	2,001	0.2%
Operating Expenses
Contingent consideration expense	103	0.0%	562	0.2%	292	0.0%	2,177	0.2%
Impairment charges	—	—	—	—	—	—	270	0.0%
Amortization of intangibles	2,038	0.6%	2,329	0.7%	5,546	0.6%	5,959	0.6%
Performance-based share-based compensation (b)	3,736	1.1%	2,403	0.8%	9,396	0.9%	6,067	0.7%
Corporate restructuring (c)	2,084	0.6%	—	—	2,030	0.2%	7,203	0.8%
Acquisition-related	2,351	0.7%	107	0.0%	3,610	0.4%	5,218	0.6%
Medical Device Regulation expenses (d)	1,983	0.6%	2,444	0.8%	6,120	0.6%	9,112	1.0%
Other (e)	125	0.0%	(2,946)	(0.9)%	302	0.0%	(1,309)	(0.1)%

Non-GAAP Operating Income	$65,136	19.2%	$54,897	17.4%	$187,811	18.8%	$162,214	17.4%

Note: Certain percentages may not sum to totals due to rounding.

(a)	Beginning in the second quarter of 2024, consulting expenses associated with initiatives conducted under our Foundations for Growth Program (“FFG Program”) are not adjusted as part of our non-GAAP financial measures. As a result, our non-GAAP financial measures for prior periods have been recast for comparability. For the three-month period ended September 30, 2023, our non-GAAP financial measures have been updated to no longer adjust $2.8 million for consulting fees under our FFG Program and the related income tax effect. For the nine-month periods ended September 30, 2024 and 2023, our non-GAAP financial measures have been updated to no longer adjust $1.0 million and $7.0 million, respectively, for consulting fees under our FFG Program and the related income tax effects. As of December 31, 2023, we completed the final year of our FFG Program.
(b)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
(c)	Includes $2.1 million and $2.0 million for the three and nine-month periods ended September 30, 2024, respectively, for employee termination benefits associated with activities related to corporate restructuring initiatives primarily for the integration of our acquisition of EGS. For the nine-month period ended September 30, 2023, includes employee termination benefits associated with restructuring activities related to corporate initiatives of $2.9 million and includes $4.3 million for the write-off of other long-term assets associated with the divestiture or exit of certain businesses or product lines.
(d)	Represents incremental expenses incurred to comply with the E.U. Medical Device Regulation (“MDR”).
(e)	Represents costs to comply with our corporate integrity agreement with the U.S. Department of Justice (the “DOJ”). The three and nine-month periods ended September 30, 2023 also include an insurance reimbursement of approximately $(3.0) million for costs incurred in responding to an inquiry by the DOJ which was settled in 2020. The nine-month period ended September 30, 2023 also includes acquired in-process research and development charges of $1.6 million.

Reconciliation of Reported Revenue to Constant Currency Revenue (Non-GAAP), and Constant Currency Revenue, Organic (Non-GAAP)

(Unaudited, in thousands except percentages)

		Three Months Ended			Nine Months Ended
		September 30,			September 30,
	% Change	2024	2023	% Change	2024	2023
Reported Revenue	7.8%	$339,845	$315,230	7.3%	$1,001,356	$932,851

Add: Impact of foreign exchange		281	—		5,006	—

Constant Currency Revenue (a)	7.9%	$340,126	$315,230	7.9%	$1,006,362	$932,851

Less: Revenue from certain acquisitions		(6,805)	—		(18,368)	—

Constant Currency Revenue, Organic (a)	5.7%	$333,321	$315,230	5.9%	$987,994	$932,851

(a)	A non-GAAP financial measure. For a definition of this and other non-GAAP financial measures, see the section of this release entitled “Non-GAAP Financial Measures.”

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited, as a percentage of reported revenue)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Reported Gross Margin	46.4%	45.1%	47.0%	46.5%

Add back impact of:
Amortization of intangibles	4.4%	4.2%	4.1%	3.8%
Inventory mark-up related to acquisitions	0.2%	0.6%	0.1%	0.2%

Non-GAAP Gross Margin	50.9%	49.8%	51.1%	50.4%

Note: Certain percentages may not sum to totals due to rounding.

ABOUT MERIT

Founded in 1987, Merit is engaged in the development, manufacture, and distribution of proprietary medical devices used in interventional, diagnostic, and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care, and endoscopy. Merit serves customers worldwide with a domestic and international sales force and clinical support team totaling more than 700 individuals. Merit employs approximately 7,200 people worldwide.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Forward-looking statements include, among others:

●	statements that are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans, revenues, net sales, gross profit and margin (GAAP and non-GAAP), operating income and margin (GAAP and non-GAAP), net income (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), free cash flow and other financial measures, future growth and profit expectations or forecasted economic conditions, or the implementation of, and results which may be achieved through, Merit’s Continued Growth Initiatives Program or other expense reduction initiatives; and
●	statements proceeded or followed by, or that include the words, “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “seeks,” “believes,” “estimates,” “potential,” “target,” “forecasts,” “continue,” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology.

Forward-looking statements contained in this release are based on management’s current expectations and assumptions regarding future events or outcomes, all of which are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) and other filings with the SEC. While the following list is not comprehensive, such risks and uncertainties include inherent risks and uncertainties associated with Merit’s proposed acquisition of Cook Medical’s lead management portfolio, Merit’s integration of products acquired from EGS and proposed to be acquired from Cook Medical, Merit’s ability to achieve anticipated financial results, product development and other anticipated benefits of the EGS acquisition and the proposed acquisition of the lead management portfolio and associated operations of Cook Medical; uncertainties as to whether Merit will achieve sales, gross and operating margins, net income and earnings per share performance consistent with its forecasts associated with those completed and proposed acquisitions; uncertainties as to whether Merit will be successful in completing the proposed acquisition of the lead management portfolio of Cook Medical; disruptions in Merit’s supply chain, manufacturing or sterilization processes; reduced availability of, and price increases associated with, commodity components and other raw materials; adverse changes in freight, shipping and transportation expenses; negative changes in economic and industry conditions in the United States or other countries, including inflation; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; risks associated with Merit’s ongoing or prospective manufacturing transfers and facility consolidations; fluctuations in interest or foreign currency exchange rates; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; consequences associated with a Corporate Integrity Agreement executed between Merit and the DOJ; difficulties, delays and expenditures relating to development, testing and regulatory approval or clearance of Merit’s products, including the pursuit of approvals under the MDR, and risks that such products may not be developed successfully or approved for commercial use; outcomes of ongoing and future clinical trials and market studies relating to Merit’s products; litigation and other judicial proceedings affecting Merit; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other jurisdictions or exposure to additional tax liabilities which may adversely affect our effective tax rate; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; dependance on distributors to commercialize Merit’s products in various jurisdictions outside the United States; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; failure to introduce products in a timely fashion; price and product competition; fluctuations in and obsolescence of inventory; extreme weather events; geopolitical events; and other factors referenced in the 2023 Annual Report and other materials filed with the SEC.

All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this document are made only as of the date of this document, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., its subsidiaries, or its licensors.

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